Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 5, 2023, relating to the consolidated financial statements of Innate Pharma (the "Company"), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Associés

Paris - La Défense, France
December 20, 2023